UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2011

Kensey Nash Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34388	36-3316412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

735 Pennsylvania Drive, Exton, Pennsylvania 19341

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 713-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 of this Current Report is incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 26, 2011, Kensey Nash Corporation (the “Company”) entered into a Loan and Agency Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”). The Credit Agreement provides for a three-year, unsecured revolving credit facility of $35,000,000, evidenced by a Revolving Credit Note, dated May 26, 2011, issued by the Company in favor of Wells Fargo (the “Revolving Credit Note”).

Under the terms of the Credit Agreement, the Company may borrow up to the aggregate amount of the unused commitment under the revolving credit facility. The revolving credit facility may be used for the working capital and general corporate purposes of the Company, including permitted acquisitions and capital expenditures.

Borrowings under the revolving credit facility will, at the Company’s option, bear interest at a rate based upon the London Inter Bank Offering Rate (“LIBOR”) of LIBOR as in effect for one, two, three or six-month periods, as elected by the Company, plus an applicable margin, or if no election is made, the one-month LIBOR plus an applicable margin. The Credit Agreement will terminate on May 25, 2014, unless the lenders elect to extend the Credit Agreement for up to two additional one-year periods upon the request of the Company, and contains customary representations, covenants and events of default. Certain of the more significant covenants set forth in the Credit Agreement require the Company to maintain (i) a maximum funded debt to EBITDA calculation of 3.0; (ii) a minimum tangible net worth of $35 million; (iii) a minimum fixed charge coverage ratio of 1.5; and (iv) impose restrictions on indebtedness and liens against the Company’s assets.

The foregoing description of terms of the Credit Agreement and the Revolving Credit Note does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the Credit Agreement and the Revolving Credit Note, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference. On May 26, 2011, the Company issued a press release relating to the revolving credit facility, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Loan and Agency Agreement, dated as of May 26, 2011, between Kensey Nash Corporation, the Lenders, and Wells Fargo Bank, National Association.

10.2	Revolving Credit Note, dated May 26, 2011, issued by Kensey Nash Corporation in favor of Wells Fargo Bank, National Association.

99.1	Press Release of Kensey Nash Corporation, dated May 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSEY NASH CORPORATION

	By:	/s/ Michael Celano
Michael Celano
Chief Financial Officer

Dated: May 26, 2011

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